Filed Pursuant to Rule 433

to Prospectus dated June 25, 2018

Registration Statement No. 333-221291

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SUPPORT FOR WAMU COMES FROM DOMINION ENERGY RELIABILITY INVESTMENT. WORKING WITH INVESTMENTS LARGE AND SMALL. INTEREST RATES AND ENROLLMENT AT “DOMINION-ENERGY-DOT-COM-SLASH-D-E-R-I”.

DOMINION ENERGY, OFFERING DOMINION ENERGY RELIABILITY INVESTMENT. AN ACCOUNT THAT ACCRUES INTEREST FOR INVESTMENTS LARGE AND SMALL. INTEREST RATES AND ENROLLMENT AT “DOMINION-ENERGY-DOT-COM-SLASH-D-E-R-I”.

Dominion Energy, Inc. has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus that is included in that registration statement, as well as the other documents that Dominion Energy, Inc. has filed with the SEC, for more complete information about Dominion Energy, Inc. and this offering. You may get these documents for free by visiting the SEC website at www.sec.gov or the DERI website on DomNet. Alternatively, Dominion Energy, Inc. will arrange to send you a prospectus if you request it by calling toll free at 866.876.0001.